Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Five Oaks Investment Corp. (the “Company”) for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Oston, as Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2018	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Five Oaks Investment Corp. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.